Exhibit 99.1

Press Release

July 29, 2021

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RECORD NET INCOME FOR THE SECOND QUARTER OF 2021, DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported that second quarter 2021 net income was $13.2 million, or $0.79 per diluted common share, compared to second quarter 2020 net income of $8.0 million, or $0.48 per diluted common share. For the first six months of 2021, net income was $25.0 million, or $1.49 per diluted common share, compared to $16.1 million, or $0.97 per diluted common share, for the first six months of 2020. On July 28, 2021, the Company’s Board of Directors declared a regular quarterly dividend of $0.24 per common share. The dividend is payable on August 25, 2021, to stockholders of record on August 11, 2021.

Dave Nelson, President and Chief Executive Officer of the Company, commented, “As the country and our communities continue to emerge from the economic uncertainties created by the COVID-19 pandemic, our bankers are dedicated to executing our strategic objectives, which include organic loan growth and superior credit quality resulting from disciplined underwriting. We are pleased to have loan growth (exclusive of Paycheck Protection Program (PPP) loan activity) of 6.0 percent for the first six months of 2021, and year over year loan growth of 12.6 percent (also exclusive of PPP loan activity). Our credit quality continues to improve as all remaining COVID-related loan modifications expired in the second quarter and those loans returned to normal payment status. This improvement in economic conditions and credit quality resulted in a negative provision for loan losses of $2.0 million in the second quarter compared to a provision for loan losses of $3.0 million in the second quarter last year.”

Dave Nelson also commented, “We continue to build our brand in Minnesota. Construction of our permanent branch office in Sartell, Minnesota, a suburb of St. Cloud, is expected to be completed before the end of the year. We are also in the planning phase for the construction of a permanent branch office in Mankato, Minnesota.”

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, July 30, 2021. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until August 13, 2021, by dialing 877-344-7529. The replay passcode is 10150541.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has seven offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: the effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; changes to U.S. tax laws, regulations and guidance; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	June 30, 2021	June 30, 2020
Assets
Cash and due from banks	$31,978	$54,175
Federal funds sold	238,845	62,494
Securities available for sale, at fair value	601,462	342,017
Federal Home Loan Bank stock, at cost	10,189	12,307
Loans	2,309,527	2,199,688
Allowance for loan losses	(28,042)	(21,363)
Loans, net	2,281,485	2,178,325
Premises and equipment, net	30,753	28,655
Bank-owned life insurance	43,146	35,187
Other assets	30,902	27,163
Total assets	$3,268,760	$2,740,323

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$703,691	$590,487
Interest-bearing:
Demand	487,642	378,931
Savings	1,391,231	1,081,743
Time of $250 or more	46,660	61,456
Other time	196,065	143,092
Total deposits	2,825,289	2,255,709
Federal funds purchased	3,605	5,755
Other borrowings	165,744	223,181
Other liabilities	27,596	46,991
Stockholders’ equity	246,526	208,687
Total liabilities and stockholders’ equity	$3,268,760	$2,740,323

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
CONSOLIDATED STATEMENTS OF INCOME	2021	2020	2021	2020
Interest income
Loans, including fees	$23,139	$22,332	$47,177	$44,643
Securities	2,607	2,313	4,810	4,993
Other	75	12	144	241
Total interest income	25,821	24,657	52,131	49,877
Interest expense
Deposits	1,995	2,351	3,872	7,397
Federal funds purchased	1	3	2	19
Other borrowings	975	1,556	2,286	3,250
Total interest expense	2,971	3,910	6,160	10,666
Net interest income	22,850	20,747	45,971	39,211
Provision for loan losses	(2,000)	3,000	(1,500)	4,000
Net interest income after provision for loan losses	24,850	17,747	47,471	35,211
Noninterest income
Service charges on deposit accounts	578	531	1,160	1,134
Debit card usage fees	511	391	953	773
Trust services	691	461	1,343	924
Increase in cash value of bank-owned life insurance	240	136	460	294
Loan swap fees	42	3	42	589
Realized investment securities gains (losses), net	36	(69)	40	(75)
Other income	417	322	982	656
Total noninterest income	2,515	1,775	4,980	4,295
Noninterest expense
Salaries and employee benefits	5,672	5,318	11,280	10,602
Occupancy	1,199	1,217	2,427	2,430
Data processing	617	554	1,219	1,184
FDIC insurance	426	292	830	529
Other expenses	2,612	2,036	5,041	4,335
Total noninterest expense	10,526	9,417	20,797	19,080
Income before income taxes	16,839	10,105	31,654	20,426
Income taxes	3,600	2,136	6,663	4,368
Net income	$13,239	$7,969	$24,991	$16,058

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2021
2nd Quarter	$0.80	$0.79	$0.24	$29.90	$23.92
1st Quarter	0.71	0.70	0.22	26.78	18.86

2020
4th Quarter	$0.52	$0.52	$0.21	$21.79	$15.53
3rd Quarter	0.49	0.49	0.21	17.99	15.50
2nd Quarter	0.48	0.48	0.21	20.67	14.50
1st Quarter	0.49	0.49	0.21	25.68	13.74
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended June 30,		Six Months Ended June 30,
SELECTED FINANCIAL MEASURES	2021	2020	2021	2020
Return on average assets	1.65%	1.19%	1.59%	1.23%
Return on average equity	22.20%	15.68%	21.50%	15.61%
Net interest margin on a FTE basis (1)	2.99%	3.27%	3.08%	3.19%
Efficiency ratio (1)(2)	41.11%	41.33%	40.43%	43.41%

			As of June 30,
			2021	2020
Texas ratio(2)			5.31%	0.17%
Allowance for loan losses ratio			1.21%	0.97%
Allowance for loan losses ratio, excluding PPP loans (1)(3)			1.26%	1.08%
Tangible common equity ratio			7.54%	7.62%
(1) Non-GAAP financial measures - see reconciliation below
(2) A lower ratio is more desirable
(3) Paycheck Protection Program (PPP)

Definitions of ratios:
•Return on average assets - annualized net income divided by average assets.
•Return on average equity - annualized net income divided by average stockholders’ equity.
•Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.
•Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
•Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.
•Allowance for loan losses ratio - allowance for loan losses divided by total loans.
•Allowance for loan losses ratio, excluding PPP loans - allowance for loan losses divided by total loans minus the amount of PPP loans.
•Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This press release contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, efficiency ratio on an adjusted and FTE basis, loans, net of PPP loans and allowance for loan losses ratio, excluding PPP loans, to their most directly comparable measures under GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$22,850	$20,747	$45,971	$39,211
Tax-equivalent adjustment (1)	270	194	499	372
Net interest income on a FTE basis (non-GAAP)	23,120	20,941	46,470	39,583
Average interest-earning assets	3,102,649	2,572,211	3,041,519	2,496,354
Net interest margin on a FTE basis (non-GAAP)	2.99%	3.27%	3.08%	3.19%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$23,120	$20,941	$46,470	$39,583
Noninterest income	2,515	1,775	4,980	4,295
Adjustment for realized securities (gains) losses, net	(36)	69	(40)	75
Adjustment for losses on disposal of premises and equipment, net	5	—	29	2
Adjusted income	25,604	22,785	51,439	43,955
Noninterest expense	10,526	9,417	20,797	19,080
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	41.11%	41.33%	40.43%	43.41%

			As of June 30,
			2021	2020
Reconciliation of allowance for loan losses ratio, excluding PPP loans:
Loans outstanding (GAAP)			$2,309,527	$2,199,688
Less: PPP loans			(84,573)	(223,435)
Loans, net of PPP loans (non-GAAP)			2,224,954	1,976,253
Allowance for loan losses			28,042	21,363
Allowance for loan losses ratio, excluding PPP loans (non-GAAP)			1.26%	1.08%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company’s financial performance. It is a standard measure of comparison within the banking industry.